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                                                                   EXHIBIT 10(K)


                          PLAN AND AGREEMENT OF MERGER


THIS AGREEMENT dated as of August 31, 1994 by and between: MICROUNITED INC., a Delaware corporation ("MU"), and UNITED STATIONERS SUPPLY CO., an Illinois corporation ("USSCo.") (Said corporations are hereinafter sometimes called "Constituent Corporations"), and UNITED STATIONERS INC., a Delaware corporation ("Parent").

     A. MU is a corporation organized and existing under the laws of the State of Delaware. The authorized capital stock of MU consists of 1,000 shares of common stock, $1.00 par value per share, all of which shares are issued and outstanding.

     B. USSCo. is a corporation organized and existing under the laws of the State of Illinois. The authorized capital stock of USSCo. consists of 890,000 shares of common stock, $1.00 par value per share, all of which shares are issued and outstanding.

     C. All of the issued and outstanding shares of both Constituent Corporations are held by Parent.

     D. Parent desires to provide for the merger of MU into USSCo. by a statutory merger of the parties intended to qualify as a tax-free reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986 as amended.

     E. Parent, as the sole shareholder of each of the Constituent Corporations waives the 30-day period for notice as specified in
          Section 11.30(b) of the Illinois Business Corporation Act of 1983 ("BCA").

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THEREFORE, the parties agree to the following terms and conditions of merger and the mode of carrying it into effect:

     1. MERGER. Pursuant to Section 11.30 of the BCA and in accordance with this Agreement, MU shall be merged into USSCo., which shall be the surviving corporation, and the separate existence of MU shall cease upon the effectiveness of its merger with and into USSCo.

     2.  EFFECTIVENESS.   The merger shall be effective at 5:00 p.m. Central
Daylight Savings Time, on the date the Articles of Merger are filed with the Secretary of State of the State of Illinois in accordance with the BCA. Upon the merger becoming effective, USSCo. shall possess all the rights and privileges, powers and franchises, and be subject to all the restrictions, disabilities and duties of the Constituent Corporations; and all property, real, personal and mixed and all debts due to either of the Constituent Corporations on whatever account and all other things in action or belonging to either of the Constituent Corporations shall be vested in USSCo., and all and every other interest shall be thereafter as effectively the property of USSCo. as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the merger, but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities, obligations and duties of the respective Constituent Corporations shall attach to USSCo., and may be entered against it to the same extent as if the debts, liabilities, obligations and duties had been contracted by it.

     3. NAME. The name of the surviving corporation shall continue to be United Stationers Supply Co.

     4. ARTICLES OF INCORPORATION AND BY-LAWS. The Articles of Incorporation and By-Laws of USSCo. in effect on the effective date of the merger shall be the Articles of Incorporation and By-Laws of the surviving corporation.

     5. OFFICE AND REGISTERED AGENT. The principal office, the registered office and the registered agent of USSCo. on the effective date of the merger shall remain the same.

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     6.  OFFICERS AND DIRECTORS. The persons who are officers and/or directors of USSCo. on the effective date of the merger shall continue to be the respective directors and officers of the surviving corporation until the next annual meeting of the shareholder and directors of USSCo. and until their successors are elected and qualified.

     IN WITNESS WHEREOF, the parties, pursuant to the authority duly given by resolutions adopted by their respective Boards of Directors, have caused this Agreement to be duly executed as of the date shown above.

                                   UNITED STATIONERS INC.
                                   A Delaware corporation
ATTEST:


________________________________   By: ______________________________________
  Secretary                            Joel D. Spungin, Chairman of the Board
                                       and Chief Executive Officer
  (SEAL)

                                   MICROUNITED INC.
                                   A Delaware corporation
ATTEST:

________________________________   By: ______________________________________

   Secretary                           Allen B. Kravis,  Sr. VicePresident

   (SEAL)



                                   UNITED STATIONERS SUPPLY CO.
ATTEST:                            an Illinois corporation

________________________________   By: ______________________________________
   Secretary                           Allen B. Kravis,  Sr. Vice President

   (SEAL)

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